EXHIBIT 3.1

CERTIFICATE OF FORMATION

CERTIFICATE OF FORMATION

OF

AFN FINANCE COMPANY NO. 2, LLC

          This Certificate of Formation of AFN Finance Company No. 2, LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

          1.   The name of the limited liability company formed hereby is AFN Finance Company No. 2, LLC (the "Company").

          2.   The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Company is
The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.   The nature of the businesses and purposes to be conducted and promoted by the Company is to engage exclusively in the following activities: (a) to borrow money from one or more financial institutions and to loan such money to AFN, LLC, a Delaware limited liability company and an exempt telecommunications company under the Public Utility Holding Company Act of 1935, and/or its wholly owned subsidiaries ("AFN"), (b) to obtain letters of credit for the benefit of AFN, and (c) to engage in any lawful act or activity and to exercise any power permitted to limited liability companies organized under the Delaware Limited Liability Company Act that are incidental to and necessary, suitable or convenient for the accomplishment of the businesses and purposes specified in clauses (a) and (b) above.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of AFN Finance Company No. 2, LLC this 31st day of May, 2001.

                                                         Member
                                                         Allegheny Communications Connect, Inc.
                                                         a Delaware corporation

                                                         By:     /s/ Denise F. Henderson
                                                         Name:     Denise F. Henderson
                                                         Title:      Assistant Secretary